                 CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK

                   Share Transaction (Forward Share Purchase)

                                  Confirmation

As of 27 September 2001, the Trade Date

To:   Centro Distribuidor de Cemento, S.A. de C.V.,
      Avenida Constitucion 444 Poniente,
      PO Box 392,
      Monterey 64000
      Mexico

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions as amended by the 1998 Supplement (the "Swap Definitions"), and the 1996 Equity Derivatives Definitions (the "Equity Definitions" and together with the Swap Definitions, the "ISDA Definitions") as published by the International Swaps and Derivatives Associations Inc, are incorporated into this Confirmation. For the purposes of the ISDA Definitions, this transaction shall be deemed to constitute a Share Transaction. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will prevail. In the event of any inconsistency between the ISDA Definitions and the provisions of this Confirmation, this Confirmation will prevail.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of today's date, as amended and supplemented from time to time (the "Agreement") between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

1 - General terms and definitions

ADR Conversion Fee:                the fee expressed in USD per ADR calculated
                                   by the Calculation Agent as the gross fees
                                   (including administration expenses) payable by it for the conversion of 5 CPOs into 1
                                   ADR;

Bank: Credit Agricole Lazard Financial Products Bank, a bank incorporated under the laws of England & Wales and regulated by the SFA (being guaranteed by Caisse Nationale de Credit Agricole);

Block Trade Certification:         a notice given by the Counterparty to the
                                   Bank identifying one or more block purchasers to be confirmed as acceptable to the Bank for the purchase of Early Termination Shares on the Early Termination Effective Date or (as the case may be) the Number of Shares on the Termination Effective Date;

Business Day:                      any day (excluding Saturday) on which
                                   commercial banks settle payments and are ordinarily open for general business
                                   (including dealings in foreign exchange and foreign currency deposits) in New York, London and Mexico City;

Calculation Agent:                 the Bank;

Counterparty:                      Centro Distribuidor de Cemento, S.A. de C.V.;

Effective Date:                    1 October 2001;

Exchange:                          The Mexico Stock Exchange;

Exchange Business Day:             any Business Day which is a scheduled trading
                                   day on the Exchange;

Foreign Exchange Rate:             on any Business Day, the USD/ Mexican Peso
                                   rate reasonably determined by the Calculation
                                   Agent;

Initial Fee Amount:                a USD amount equal to [Initial Shares/5] x
                                   [ADR Conversion Fee] x 2;

Initial Fee Payment Date:          the third Exchange Business Day next
                                   following notification of the Initial Fee
                                   Amount by the Bank, such notification being no later than 1 November 2001;

Initial Price:                     USD 3.988409 (being the weighted average
                                   price of the Shares (converted to USD by the Calculation Agent at the Foreign Exchange
                                   Rate) at which the Bank purchases the Initial
                                   Shares on the Exchange on the Trade Date in the form of one more block trades and individual trades in a number equal to the Initial Shares);

Initial Shares:                    24,870,308 Shares (being a number of Shares
                                   whose USD value is equal to the Notional
                                   Amount divided by the Initial

                                   Price), adjusted in accordance with any
                                   Potential Adjustment Event;

Issuer: CEMEX, S.A. de C.V., a company organised under the laws of the United States of Mexico;

Mexican Peso:                      the lawful currency of the United States of
                                   Mexico;

Notional Amount:                   USD 99,192,957;

Number of Shares:                  on any day, a number of Shares equal to the
                                   Initial Shares less any Early Termination
                                   Shares;

Physical Settlement
Certification:                     a written representation by the Counterparty
                                   of the legality and conformity with all
                                   applicable regulations of physical settlement given by the Counterparty to the Bank in facsimile form (to be followed with hard copy) including as an exhibit a Mexican legal opinion in form and substance satisfactory to the Bank;

Relevant Price:                    on any day the arithmetic average of the
                                   prices of the Shares at the Valuation Times, converted to USD by the Bank using the Foreign Exchange Rate, or, if such prices are not available or, as determined by the Calculation Agent, no longer reflect the same valuation or method of calculation as it did on the Trade Date, then such other valuation determined by the Calculation Agent in good faith and in a commercially reasonable manner so as to replicate as closely as possible such price;

Shares: the fully paid ordinary shares of the Issuer in CPO form and the expression "Share" means any one of such CPOs;

Spread                             2.15% per annum;

Termination Date:                  the earlier of the date falling on the fifth
                                   anniversary of the Effective Date, subject to adjustment in accordance with the Modified
                                   Following Business Day Convention and the first day on which the Number of Shares is zero;

Trade Date:                        27 September 2001;

USD: the lawful currency of the United States of America;

Valuation Time:                    30 minutes following the opening of the
                                   Exchange, 12.00 noon Mexico City time, 1 hour prior to the close of the Exchange;

Distribution definitions:

Distribution Accrual Amount:       an amount equal to the sum of all
                                   Distribution Amounts accrued and compounded at the rate of 3 month USD Libor in each case calculated from and including each relevant
                                   Distribution Receipt Date to but excluding the Termination Effective Date;

Distribution Amount:               in relation to a cash distribution, an amount
                                   equal to the product of the Number of Shares on the record date for such cash distribution and the cash value of each distribution on Shares, net of any fees or withholding tax imposed which would be received by the Bank were it a holder of a Share (or the equivalent ADR) on the record date relating to such cash distribution;

Distribution Receipt Date:         with respect to a cash distribution, the date
                                   on which the Bank receives such cash
                                   distribution;

Early Termination definitions:

Cumulative Maximum Termination
Shares: in respect of any Early Termination Notification Date, the number of Shares set out in the column opposite that in Schedule 1 to this Confirmation;

Early Termination Notice:          a notice which may be given by the
                                   Counterparty (but the Counterparty shall not be obliged to give any such notice) to the Bank, which if given shall be valid only if delivered in facsimile form on an Early
                                   Termination Notification Date, requiring an
                                   Early Termination Date and the number of Early Termination Shares and which shall further specify whether (1) cash settlement shall apply (2) physical settlement shall apply (to be accompanied by a Physical
                                   Settlement Certification) (3) one or more block trades are arranged (to be accompanied by a Block Trade Certification);

Early Termination Notification
Date: the last Exchange Business Day of each month from and including the last Exchange Business Day of December 2002, to the last Exchange Business Day of Last Early Termination Month;

Early Termination Block Price:     the price (converted to USD by the
                                   Calculation Agent at the Foreign Exchange
                                   Rate) at which (net of brokerage, foreign exchange and other administrative costs)
                                   Shares the subject
                                   of an Early Termination Block Notice are sold by the Bank to a block purchaser acceptable to the Bank;

Early Termination Date:            the third Exchange Business Day next
                                   following an Early Termination Effective
                                   Date;

Early Termination Effective
Date: (1) if cash settlement is to apply, the last Interim Averaging Date, (2) if physical settlement is to apply, the Exchange Business Day next following the latter of the Early Termination Notification Date and the date on which the Bank confirms by facsimile to the Counterparty the acceptability of the Physical Settlement Certification, (3) if block trades are to take place, the Exchange Business Day next following the latter of the Early Termination Notification Date and the date on which the Bank confirms by facsimile to the Counterparty the acceptability of the Block Trade Certification;

Early Termination Physical
Amount:                            Early Termination Price x Early Termination
                                   Shares;

Early Termination Price:           the present value, calculated by the
                                   Calculation Agent on the relevant Early
                                   Termination Date, of the Forward Price
                                   discounted at the relevant Zero Coupon Swap
                                   Rate from the Early Termination Date to the Termination Date plus the Spread;

Early Termination Settlement
Amount: an amount in USD equal to (Market Price - Early Termination Price) x Early Termination Shares;

Early Termination Shares:          the number of Shares notified by the
                                   Counterparty to the Bank in an Early
                                   Termination Notice which shall not exceed the Maximum nor be less than the Minimum;

Interim Averaging Dates:           each of the N(etd) Exchange Business Days
                                   following the relevant Early Termination
                                   Notification Date, subject to the provisions of Clauses 4 and 5 below;

Last Early Termination Month:      the calendar month preceding the calendar
                                   month of the Termination Notification Date;

Market Price:                      the arithmetic average of the Relevant Price
                                   on each of the Interim Averaging Dates next following the relevant Early

                                   Termination Notification Date or if an Early
                                   Termination Block Notice has been served, the Early Termination Block Price;

Maximum: in respect of an Early Termination Notification Date, a number of Shares equal to the Cumulative Maximum Termination Shares for that Early Termination Date less the total number of Early Termination Shares (if any) for all previous Early Termination Dates;

Minimum:                           250,000 Shares;

N(etd): on any Exchange Business Day, a number of Exchange Business Days equal to the Early Termination Shares on such Exchange Business Day divided by 15% of the average daily trading volume of the Shares reported by the Exchange for the Exchange Business Days in the four calendar weeks ending on such Exchange Business Day;

Final Settlement definitions:

Final Averaging Dates:             each of the N(f) Exchange Business Days
                                   following the Termination Notification Date, subject to the provisions of Clauses 4 and 5 below;

Final Physical Amount:             the product of the Number of Shares at the
                                   Termination Effective Date and the Forward
                                   Price;

Final Price:                       the arithmetic average of the Relevant Price
                                   on each of the Final Averaging Dates or if an Block Trade Certification has been served, the Final Block Price;

Final Block Price:                 the price (converted to USD by the
                                   Calculation Agent at the Foreign Exchange
                                   Rate) at which (net of brokerage, foreign exchange and other administrative costs)
                                   Shares the subject of a Block Trade
                                   Certification are sold by the Bank to a block purchaser acceptable to the Bank;

Final Settlement Amount:           an amount in USD equal to [Final Price
                                   -Forward Price] x Number of Shares;

Five Year Zero Coupon Swap Rate
at the Trade Date:                 4.6090%;

Forward Price:                     the product of the Initial Price and the
                                   Growth Factor;

Growth Factor:                     1.394261 being equal to : {1+ (Five Year Zero
                                   Coupon Swap Rate at the Trade Date +
                                   Spread)/2} to the 10th power;

N(f): on any Exchange Business Day, a number of Exchange Business Days equal to the Number of Shares on such Exchange Business Day divided by 15% of the average daily trading volume of the Shares reported by the Exchange for the Exchange Business Days in the four calendar weeks ending on such Exchange Business Day;

Termination Effective Date:        the third Exchange Business Day prior to the
                                   Termination Date;

Termination Notification Date:     the 60th Exchange Business Day prior to the
                                   Termination Effective Date;

Zero Coupon Swap Rate:             the zero coupon swap rate for the relevant
                                   maturity, quoted to the Calculation Agent on the basis of a 30/360 day year by two swap dealers on the relevant date;

Market disruption, merger, delisting and potential adjustment definitions

Market Disrupted Day:              a day on which there is a Market Disruption
                                   Event;

Market Disruption Event:           the occurrence or existence on any day on
                                   which Shares are to be valued hereunder of any suspension or limitation imposed on trading in the Shares on the Exchange if, in the determination of the Calculation Agent, such suspension or limitation is material and for this purpose:

                                   (a) a limitation on the hours and number of days trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Exchange, and

                                   (b) for the avoidance of doubt, a limitation on trading imposed during the course of the day by reason of movements in price otherwise exceeding levels permitted by the Exchange will constitute a Market Disruption Event;

Merger Event:                      (a) any consolidation, amalgamation or merger
                                   of the Issuer with or into another entity, or

                                   (b) any person or entity together with any companies controlled by such person and persons acting in concert with such person acquire directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of the Issuer or otherwise acquires directly or indirectly the power to control or direct the policy-making decisions of the Issuer and which, in the reasonable opinion of the Calculation Agent, would have a materially negative effect on this Transaction;

Delisting Event:                   (a) all or a substantial part of the Shares
                                   or all the assets or substantially all the assets of the Issuer are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity,

                                   (b) by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding affecting the Issuer, or by reason of any legal or regulatory restriction, holders of the Shares become legally prohibited or restricted in transferring them or receiving value for them,

                                   (c) the Shares are suspended from quotation on the Exchange for a continuous period of more than 10 Exchange Business Days, or

                                   (d) the Shares are delisted from the Exchange or an announcement is made by the Issuer, the Exchange or any other regulatory or governmental agency, authority or entity that such delisting is to take place;

Potential Adjustment Event:        means any of the following:

                                   (a) a subdivision, consolidation or
                                   reclassification of Shares;
                                   (b) a reconstruction of the Issuer;
                                   (c) a distribution of assets of the Issuer;
                                   (d) a reduction of share capital of the
                                   Issuer;
                                   (e) any distribution payable in securities or any other assets, by the Issuer in respect of the Shares;
                                   (f) any other event that may, in the opinion of the Calculation Agent, have a diluting or concentrative effect on the theoretical value of the Shares.

2 - A Payments on the Effective Date

On the Initial Fee Payment Date the Counterparty shall make payment to the Bank of the Initial Fee Amount;

2 - B Payments and deliveries on each Early Termination Date:

     1. On each Early Termination Date (if any), in respect of which the Counterparty shall not have delivered to the Bank a valid Physical Settlement Certification:

     (a) if the relevant Early Termination Settlement Amount is a positive amount, the Bank shall make payment to the Counterparty of the relevant Early Termination Settlement Amount;

     (b) if the relevant Early Termination Settlement Amount is a negative amount, the Counterparty shall make payment to the Bank of the absolute amount of the relevant Early Termination Settlement Amount;

     2. On each Early Termination Date (if any), in respect of which the Counterparty shall have delivered to the Bank a valid Physical Settlement
     Certification:

     On a delivery versus payment basis:

     (a) the Bank shall deliver to the Counterparty the relevant Early Termination Shares;

     (b) the Counterparty shall make payment to the Bank of the relevant Early Termination Physical Amount;

2-C Payments and deliveries on the Termination Date:

l. In the event that the Counterparty shall not have delivered to the Bank a valid Physical Settlement Certification:

     On the Termination Date

     (a) if the sum of (i) the relevant Final Settlement Amount and (ii) the Distribution Accrual Amount (if any) is a positive amount, the Bank shall make payment to the Counterparty of the sum of (i) the Final Settlement Amount and (ii) the Distribution Accrual Amount (if any);

     (b) if the sum of (i) the Final Settlement Amount and (ii) the Distribution Accrual Amount (if any) is a negative amount, the Counterparty shall make payment to the Bank of the absolute value of the sum of (i) the Final Settlement Amount and (ii) the Distribution Accrual Amount (if any);

2. In the event that the Counterparty shall have delivered to the Bank a valid Physical Settlement Certification:

On the Termination Date:

     On a delivery versus payment basis:

     (a)  the Bank shall deliver to the Counterparty the Number of Shares;

     (b) the Counterparty shall make payment to the Bank of the Final Physical Amount less the Distribution Accrual Amount (if any);

3 - Market Disruption during averaging periods

     In the event that any Interim Averaging Dates or Final Averaging Dates are Market Disrupted Days, the Early Termination Effective Date or the Termination Effective Date (as the case may be) shall be postponed until the earlier of (i) the first Exchange Business Day upon which the number of non-disrupted days specified in the relevant definition of Interim Averaging Dates or Final Averaging Dates (as the case may be) has been achieved, or (ii) the fifth Exchange Business Day following that day which would otherwise have been the Early Termination Effective Date or the Termination Effective Date (as the case may be), in which latter case the Calculation Agent shall determine, acting reasonably and in good faith, the relevant price or amount, taking into account those Interim Averaging Dates or Final Averaging Dates (as the case may be) which were not Market Disrupted Days.

4 - Liquidity Event

     Following the determination by the Calculation Agent (acting reasonably and providing evidence of such determination to the Counterparty, but acting in its sole discretion) that liquidity of the Shares on the Exchange is extraordinarily reduced (taking into account comparative historic liquidities) prior to any Early Termination Effective Date or the Termination Effective Date as the case may be, the Calculation Agent shall notify the Counterparty prior to any such Early Termination Date or the Termination Date of such fact and (a) the Bank may (if such physical settlement is permitted in all the legal and regulatory circumstances then prevailing) require the relevant Early Termination Effective Date or Termination Effective Date as the case may be to be the subject of physical settlement or (b) the Bank may notify the Counterparty that the relevant Early Termination Date or Termination Date shall be delayed to such later Exchange Business Day as the Bank may reasonably require to permit the Bank to unwind its hedge in respect of this Transaction (in whole or in part as the case may be) in an orderly and undisrupted manner, having regard to the liquidity conditions then prevailing.

5 - Delisting, Merger and Potential Adjustment Events

(a) Following the notification by either party to the other of any Delisting Event or Merger Event, each of the Bank and the Counterparty will use its respective reasonable endeavours to agree in good faith upon another exchange or other quotation system in respect of the Shares or to agree such other amendments to this Confirmation as may be necessary or desirable. If the Bank and the Counterparty fail to reach agreement within 10 Business Days from the date of any such notification, the Calculation Agent, acting in good faith, shall have the right (but not the obligation) to determine another exchange or other quotation system (if applicable), to determine and make such amendments to this Confirmation as may be necessary or desirable, or to terminate the transaction. Such termination may occur by the Calculation Agent, by not less than two nor more than 20 Business Days notice to the Counterparty specifying such Delisting Event or Merger Event to be an Additional Termination Event (in respect of which both parties shall be Affected Parties), and designating a day not earlier than the day such notice is effective as an Early Termination Date in respect of any or all outstanding Transactions.

(b) Following the declaration by the Issuer of the terms of, or the occurrence of, any Potential Adjustment Event, the Calculation Agent, acting in good faith, shall determine (i) whether such Potential Adjustment Event will have a diluting or concentrative effect on the value of the Shares; and
     (ii) any adjustment(s) to be made to the terms of this Transaction to account for the effect of such Potential Adjustment Event and so that the value of the Transaction for both parties shall as nearly as possible remain unchanged. In the absence of manifest error, such determination by the Calculation Agent shall be definitive.

(c) Any adjustments determined pursuant to paragraph (b) above shall be made to the settlement terms of this Transaction with effect from the date on which it is determined by the Calculation Agent that such adjustments should take effect.

6 - Calculation Agent

The Calculation Agent shall make calculations, adjustments and determinations and carry out its other functions as provided in this Confirmation and the Agreement acting reasonably and in good faith, and shall promptly notify the parties of such calculations, adjustments and determinations within the time required under this Confirmation. In the event of a dispute as to any calculation, adjustment, determination or other action of the Calculation Agent made under this Confirmation that has not been resolved by agreement between the parties and the Calculation Agent within a period of twenty Business Days, the Bank and the Counterparty shall jointly nominate an independent third party (which shall be a bank or other financial institution of good international reputation with an established expertise in matters relating to this Confirmation) to review and to confirm or replace the disputed decision of the Calculation Agent with a decision of such independent third party. The decision of such independent third party shall be binding in the absence of manifest error. If the Bank and the Counterparty cannot agree on the joint nomination of an independent third party within a further period of ten Business Days, then the dispute shall be submitted to the jurisdiction of the English courts in accordance with Section 13 of the Agreement. The costs and expenses of this independent third party shall be borne by the parties hereto in equal shares.

7- Payment Currency, VAT and Withholding Tax

(a) All payments to be made hereunder shall be made in the USD. Unless otherwise provided herein, any amounts, prices or values originally denominated or calculated in a currency other than the USD will be converted into the USD at the Foreign Exchange Rate prevailing on the date and time such prices are determined, valuations are made or payments are required to be made hereunder.

(b) All payments provided for are expressed to be net of any applicable value-added, sales or goods and services tax (together, "VAT") or withholding tax, which shall in all cases be in addition. In the event of any imposition of VAT or withholding tax, each party undertakes to each other to use its best endeavours to mitigate the impact of any such imposition, and each party agrees to make such reasonable amendments or additions to this Confirmation. In the event however that no such reasonable amendments are feasible so as to mitigate such impact, the party obliged to impose such VAT or make such withholding shall gross-up so that the net amount received by the other party shall be the same as if no VAT or withholding tax had been imposed.

8 - Bank's and Counterparty's Obligations

Nothing in this Confirmation shall oblige the Bank or the Counterparty to take any action which is in contravention of applicable laws or regulations and in particular (but without prejudice to the generality of the foregoing), each of the Bank and the Counterparty acknowledge that as at the trade date no valid Physical Settlement Notice may be delivered by the Counterparty.

9 - Account Details

The account for payments in the Designated Currency to the Bank shall be:

     Chase Manhattan Bank, New York (CHASUS33) ABA 021000021
     Favor Caisse Nationale de Credit Agricole London Branch (AGRIGB2L) - A/C nb 0111-87546-7

The account for payments in the Designated Currency to the Counterparty shall be:

     A/C 3964215
     Citibank, N.A. (NY Branch)
     ABA: 021000089
     Name: CEMEX y/o Subsidiaries

The account for deliveries of Shares to the Counterparty shall be:

     To be advised no later than no later than the date of any Physical Settlement Certification, if any or such other account specified by a party to the other in writing from time to time.

10 - Notices

Any notice or other communication in respect of this Confirmation may be given in any manner set forth below to the address or number provided below and will be deemed effective as indicated:

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by facsimile transmission, on the date the transmission is received (as indicated by a transmission report generated by the sender's facsimile machine);

(iii) if sent by certified or registered mail (air mail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered;

unless the date of that delivery or that receipt, as applicable, is not a Business Day in the place of delivery or that communication is delivered or received, as applicable, after the close of business on such Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Either party may by written notification to the other party change the address, facsimile number or other details at which notice or other communications are to be given to it.

The Bank's notification details are as follows:

          CAL FP Bank
          Address: 11 Moorfields Highwalk
                   London EC2Y 9DY
          Facsimile: +44 207 815 1966
          For the attention of: Derivatives Administration

With a copy for information purposes only to:

          CAL FP (US) Inc.
          Address: Suite 616,610 Fifth Avenue, New York, NY 10020
          Facsimile: +1212 262 4916
          For the attention of: Derivatives Administration

The Counterparty's notification details are as follows:

     Centro Distribuidor de Cemento, S.A. de C.V.,
     Address: Avenida Constitucion 444 Poniente,
              PO Box 392,
              Monterey 64000
              Mexico
              Facsimile:
              Telephone: 00 528 328 7162
              For the attention of: Gustavo Calvo

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK


By:
    --------------------------
Name:
Title:


Accepted and confirmed as of the date first above written:

CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE C.V.


By: /s/ Illegible
    --------------------------
Name:
Title:

                                   Schedule 1

-------------------------------------------------------------------------------
               Early Termination Notification Date
----------------------------------------------------------   Cumulative Maximum
 Between the last Exchange       And the Last Exchange           Termination
Business Day of (inclusive)   Business Day of (exclusive)           Shares
-------------------------------------------------------------------------------
       October 2002                   October 2003                 6,217,577
-------------------------------------------------------------------------------
       October 2003                   October 2004                12,435,154
-------------------------------------------------------------------------------
       October 2004                   October 2005                18,652,731
-------------------------------------------------------------------------------
       October 2005           Last Early Termination Month        24,870,308
-------------------------------------------------------------------------------